UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2016

RICH PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-54767	46-3259117
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9595 Wilshire Blvd, Suite 900

Beverly Hills, CA 90212

(Address of principal executive offices)

(424) 230-7001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 4, 2016 the Company issued 9,766,311 shares of Company common stock to satisfy the conversion of $2,197.42 of a convertible note payable with Auctus Fund, LLC.

On April 7, 2016 the Company issued 17,250,000 shares of Company common stock to satisfy the conversion of $4,847.25 of a convertible note payable with Typenex Co-Investment, LLC.

On April 7, 2016 the Company issued 9,722,222 shares of Company common stock to satisfy the conversion of $1,750.00 of a convertible note payable with Auctus Fund, LLC.

On April 14, 2016 the Company issued 19,250,000 shares of Company common stock to satisfy the conversion of $4,158.00 of a convertible note payable with Typenex Co-Investment, LLC.

On April 15, 2016 the Company issued 9,766,222 shares of Company common stock to satisfy the conversion of $1,318.44 of a convertible note payable with Auctus Fund, LLC.

The above-referenced issuances of shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only a one investor who was an accredited investor; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the issuance of shares was pursuant to a convertible note payable which was negotiated directly between the investor and the Company.

The total number of outstanding shares of common stock of the Company as of April 15, 2016 after the above described issuance is 253,102,794.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RICH PHARMACEUTICALS, INC.

Dated: April 18, 2016	By:	/s/ Ben Chang
Ben Chang Chief Executive Officer

2